                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Wells Real Estate Fund IX, L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              Georgia                                          58-2126622
----------------------------------------                ------------------------
(State of incorporation or organization)                      (IRS Employer
                                                           Identification No.)

     3885 Holcomb Bridge Road
     Norcross, Georgia                                            30092
----------------------------------------                ------------------------
(Address of principal executive offices)                       (Zip Code)



Securities to be registered pursuant to Section 12(g) of the Act:


                     Units of Limited Partnership Interest
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                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
-------  -------------------------------------------------------

     For a description of the securities being registered under Section 12(g) of the Securities Exchange Act of 1934, see pages 23 through 27, and pages 75 through 88 of the Prospectus dated January 5, 1996, contained in Post-Effective Amendment No. 13 to Form S-11 Registration Statement of Wells Real Estate Fund IX, L.P. filed with the Commission on December 27, 1996 (File No. 33-83852), which are incorporated herein by reference.

Item 2.  Exhibits.
-------  --------

     Below are the exhibits filed as a part of this Registration Statement:

     1.  Specimen of securities to be registered hereunder (filed herewith);

     2. (a) Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund IX, L.P., which was included as Exhibit B to the Prospectus dated January 5, 1996, contained in Post-Effective Amendment No. 13 to Form S-11 Registration Statement of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. filed with the Commission on December 27, 1996 (File No. 33-83852), which is incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934;

         (b) Subscription Agreement of Wells Real Estate Fund IX, L.P., which was included as Exhibit C to the Prospectus dated January 5, 1996, contained in Post-Effective Amendment No. 13 to Form S-11 Registration Statement of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. filed with the Commission on December 27, 1996 (File No. 33-83852), which is incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934; and

     3. Pages 23 through 27, and pages 75 through 88 of the Prospectus dated January 5, 1996, contained in Post-Effective Amendment No. 13 to Form S-11 Registration Statement of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. filed with the Commission on December 27, 1996 (File No. 33-83852) (filed herewith pursuant to Rule 12b-23(a)(3) under the Securities Exchange Act of 1934).
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     SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  January 23, 1997              WELLS REAL ESTATE FUND IX, L.P.
                                     (Registrant)

                                     By:  Wells Partners, L.P.
                                          A Georgia limited partnership
                                          General Partner

                                          By:  Wells Capital, Inc.
                                               A Georgia corporation
                                               General Partner

                                               By:  /s/ Leo F. Wells
                                                  -------------------------
                                                  Leo F. Wells, III
                                                  President



                                     By:  /s/ Leo F. Wells
                                          -------------------------
                                          Leo F. Wells, III
                                          General Partner


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration Statement has been signed below by the following person on behalf of the Registrant and in the capacities and on the date indicated.

         Signature                         Title                      Date
         ---------                         -----                      ----
/s/ Leo F. Wells             Individual General Partner and     January 23, 1997
---------------------------  President (Chief Executive
Leo F. Wells, III            Officer), Treasurer (Chief
                             Financial Officer) and Sole
                             Director of Wells Capital, Inc.,
                             the sole general partner of
                             Wells Partners, L.P.



                                 EXHIBIT INDEX


     The following documents are filed as exhibits to this report. Those exhibits previously filed and incorporated herein by reference are identified below by an asterisk. For each asterisked exhibit, there is shown below a description of the previous filing.


Exhibit Number
--------------
1                    Specimen of securities to be registered hereunder

2(a)/*/              Amended and Restated Agreement of Limited
                     Partnership of Wells Real Estate Fund IX, L.P.
                     (Exhibit B to the Prospectus dated January 5,
                     1996, contained in Post-Effective Amendment No. 13 to Form S-11 Registration Statement of Wells Real
                     Estate Fund VIII, L.P. and Wells Real Estate Fund
                     IX, L.P., File No. 33-83852)

2(b)/*/              Subscription Agreement of Wells Real Estate Fund
                     IX, L.P. (Exhibit C to the Prospectus dated
                     January 5, 1996, contained in Post-Effective
                     Amendment No. 13 to Form S-11 Registration
                     Statement of Wells Real Estate Fund VIII, L.P. and
                     Wells Real Estate Fund IX, L.P., File No. 33-83852)

3 Pages 23 through 27, and pages 75 through 88 of the Prospectus dated January 5, 1996, contained in Post-Effective Amendment No. 13 to Form S-11
                     Registration Statement of Wells Real Estate Fund
                     VIII, L.P. and Wells Real Estate Fund IX, L.P.
                     (File No. 33-83852)
